Exhibit 5.1

511 Union Street, Suite 2700	615.244.6380	main
P.O. Box 198966	615.244.6804	fax
Nashville, TN 37219-8966	wallerlaw.com

March 30, 2020

Edison Nation, Inc.

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

Attention: Board of Directors

Re:	Edison Nation, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by Edison Nation, Inc., a Nevada corporation (the “Company”), of an amendment to a Registration Statement on Form S-1 (the “Registration Statement”) originally filed on February 12, 2020 with the Securities and Exchange Commission (the “Commission”), including a related prospectus made part of the Registration Statement (the “Prospectus”), covering the offering by the selling shareholders (the “Selling Shareholders”) identified in the Prospectus for the resale of an aggregate of 2,568,305 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares include (i) 1,050,000 shares of common stock issued to six accredited investors in a private placement, (ii) 160,492 shares of common stock underlying warrants issued to employees of Alexander Capital, L.P. in relation to three separate financing transactions led by Alexander Capital, L.P. on behalf of the Company, and (iii) 550,000 shares of common stock underlying a warrant (together with the aforementioned warrants issued to employees of Alexander Capital, L.P., the “Warrants”), 550,000 shares of common stock underlying a convertible note (the “Greentree Note”), and 100,000 shares of common stock, all issued to Greentree Financial Group, Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as defined in the Registration Statement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) The Registration Statement;

(b) The Prospectus;

(c) A certified copy of the Second Amended and Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on March 25, 2020;

(d) The Second Amended and Restated bylaws of the Company;

March 30, 2020

(e) Resolutions adopted by the Board of Directors of the Company relating to the Shares; and

(f) A Certificate of Good Standing from the Nevada Secretary of State, dated March 27, 2020 attesting to the “good standing” of the Company in such jurisdiction.

In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.

The documents described in clauses (a) through (f) above are collectively referred to as the “Documents.” References to “Applicable Laws” shall mean the Nevada Business Corporations Act, the Securities Act, and those laws, rules and regulations of the State of Nevada and of the United States of America.

Assumptions

In our examination we have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. For the purposes of this opinion, we are assuming that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, and have assumed that such matters remain true and correct through the date hereof.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal corporate laws of the State of Nevada and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Company’s offering statement by legislative action, judicial decision or otherwise. No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement, Prospectus, or any portion thereof.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

(a) The Company is a corporation incorporated and existing and in good standing under the laws of the State of Nevada;

(b) The Shares not underlying the Warrants and the Greentree Note are validly issued, fully paid and non-assessable;

(c) The Shares underlying the Warrants, when issued and paid for in accordance with the terms of such Warrants, will be validly issued, fully paid and nonassessable; and

(d) The Shares underlying the Greentree Note, when issued and paid for in accordance with the terms of the Greentree Note, will be validly issued, fully paid and nonassessable.

March 30, 2020

Qualifications

Where we render an opinion on facts “known to us” or “to our knowledge,” we have based such opinion not upon our own independent verification but solely upon (i) receipt of certificates executed by the officers of the Company and other persons covering such matters, and (ii) the conscious awareness of any attorney actively involved in the negotiation and preparation of the Documents. Where we render an opinion “to our knowledge,” we have therefore conducted no independent investigation of such matters.

This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter after the date hereof. This opinion is rendered only to the addressee and is solely for its benefit in connection with the above transactions. This opinion may not be relied upon by the addressee for any other purpose, or quoted to or relied upon by any other person, firm, corporation, or other entity for any purpose without our prior written consent.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP